                                                                     EXHIBIT 21

                         FABRI-CENTERS OF AMERICA, INC.
                              LIST OF SUBSIDIARIES

                                               State of               Percent owned
   Name                                      Incorporation            by Registrant
-------------------------------------     ---------------------  --------------------
FCA Financial, Inc.                             Ohio                      100%
Fabri-Centers of South Dakota, Inc.             Ohio                      100%
Fabri-Centers of California, Inc.               Ohio                      100%
FCA of Ohio, Inc.                               Ohio                      100%


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